[ARTICLE] 5
[LEGEND]
Registrant is a limited partnership which invests in real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
[/LEGEND]

[PERIOD-TYPE]                   6-MOS
[FISCAL-YEAR-END]                          OCT-31-2000
[PERIOD-END]                               APR-30-2000
[CASH]                                       1,256,960
[SECURITIES]                                         0
[RECEIVABLES]                                        0
[ALLOWANCES]                                         0
[INVENTORY]                                          0
[CURRENT-ASSETS]                                     0
[PP&E]                                               0
[DEPRECIATION]                                       0
[TOTAL-ASSETS]                               3,878,752<F1>
[CURRENT-LIABILITIES]                                0
[BONDS]                                              0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                             0
[OTHER-SE]                                   3,644,023<F2>
[TOTAL-LIABILITY-AND-EQUITY]                 3,878,752<F3>
[SALES]                                              0
[TOTAL-REVENUES]                               160,633<F4>
[CGS]                                                0
[TOTAL-COSTS]                                        0
[OTHER-EXPENSES]                               120,442
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                   0
[INCOME-PRETAX]                                 40,191
[INCOME-TAX]                                         0
[INCOME-CONTINUING]                             40,191
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                    40,191
[EPS-BASIC]                                       0.20<F5>
[EPS-DILUTED]                                        0

<F1>In addition to cash and receivables, total assets include investment in joint venture of $2,502,232 and other assets of $119,560.
<F2>Other Stockholders' Equity represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $234,729.
<F4>Total revenue includes equity in earnings of joint venture of $126,870 and interest and other revenues of $33,763.
<F5>Represents net income per Unit of limited partnership interest.